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                                                                    Exhibit 10.6


United States Patent Number 5,783,900, dated July 21, 1998

Large-Area Electron Irradiator With Improved Electron Injection.

Inventors: Stanley Humphries, Jr. and Ralph D. Genuario

Assignee: Virginia Accelerators, Inc.

Abstract: A broad-beam high energy electron accelerator has an electron injection section arranged for increased current density with greater uniformity and higher transmission through the foil exit window. A plurality of cathode rods are disposed in a transverse plane and spaced at about 2.4 cm. and a reflector plate behind the cathode rods is biased negative relative thereto. A planar control grid is disposed distal of said cathode rods and a screen grid is disposed parallel to and distal of the control grid. Field-shaping wires are disposed in a plane parallel to the plane of the cathode rods and between the same and the reflector plate, with the respective field-shaping wires being disposed parallel to said rods and midway between them. The same positive bias (e.g., 11kV) is applied to both the control grid and the field-shaping wires.

United States Patent Number 5,695,616, dated December 9, 1998

Electron Beam Flue Gas Scrubbing Treatment

Inventors: Dennis Helfritch and Ralph Genuario

Assignees: Virginia Accelerators Corporation and Research-Cottrell Companies,
Inc.

Abstract: A flue-gas scrubbing arrangement removes sulfur oxides and nitrogen oxides from stack gases at low energy costs and converts these into non-noxious ammonium sulfate-nitrate, which is utilizable as an agricultural fertilizer. The flue gases, cleaned of fly ash, pass through a spray dryer, where water is spray-injected to cool and humidify the gas. Then the humidified gas passes through an e-beam reactor where high energy electrons bombard water and oxygen to create strong reagents that react with the SO2 and NOx to form sulfuric and nitric acids. These react with ammonia gas that is injected into the flue gas stream to form sulfate and nitrate salts of ammonia. The ammonia should be present in near stoichiometric amounts relative to the sulfur and nitrogen oxides. The flue gas with the moisture and entrained salts pass to a wet precipitator, where the salts are removed in aqueous solution, and the remaining, scrubbed flue gases pass to the stack. The aqueous solution is then fed back to the spray dryer, where the incoming flue gases pick up the water and precipitate the ammonium sulfate-nitrate as particles of about 100um. Cooling water from the electron beam generation equipment can be used as make-up water for the spray dryer.